                                                                  EXHIBIT 10.32

                                                                 EXECUTION COPY


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                              SLEEP INVESTOR L.L.C.

                                LIMITED LIABILITY
                           COMPANY OPERATING AGREEMENT


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         THE MEMBERSHIP INTERESTS REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE
FOR INVESTMENT ONLY BY "ACCREDITED INVESTORS" AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL THAT (AMONG OTHER MATTERS) SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

         THE MEMBERSHIP INTERESTS REPRESENTED BY THIS INSTRUMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE FOLLOWING AGREEMENT.



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                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE 1

   GENERAL....................................................................1
   1.1      Definitions.......................................................1
   1.2      Construction......................................................7

ARTICLE 2

   ORGANIZATION...............................................................8
   2.1      Formation; Firm Name; Continuation................................8
   2.2      Name..............................................................8
   2.3      Offices; Agent....................................................8
   2.4      Term..............................................................9
   2.5      Purposes..........................................................9
   2.6      Powers of the Company.............................................9
   2.7      Foreign Qualification............................................10
   2.8      No State-Law Partnership.........................................11

ARTICLE 3

   MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS...................11
   3.1      Members..........................................................11
   3.2      No Liability of Members..........................................12
   3.3      Capital Contributions............................................12
   3.4      Issuance of Additional Interests; Additional Members.............12

ARTICLE 4

   CAPITAL ACCOUNTS..........................................................14
   4.1      Establishment and Determination of Capital Accounts..............14
   4.2      Computation of Amounts...........................................14
   4.3      Negative Capital Accounts........................................15
   4.4      Company Capital..................................................15

ARTICLE 5

   DISTRIBUTIONS; ALLOCATIONS OF
   PROFITS AND LOSSES .......................................................15
   5.1      Generally........................................................15
   5.2      Distributions....................................................15
   5.3      Allocation of Profits and Losses.................................16
   5.4      Regulatory and Special Allocations...............................16
   5.5      Tax Distributions................................................17


                                       (i)

   5.6      Tax Allocations: Code Section 704(c).............................18

ARTICLE 6

   MANAGEMENT OF THE COMPANY.................................................19
   6.1      Managing Member; Delegation of Authority and Duties..............19
   6.2      Status of Managing Member; Eligibility to Serve..................20
   6.3      Resignation or Removal of Managing Member........................20
   6.4      Board of Advisors................................................20
   6.5      Officers.........................................................21

ARTICLE 7

   MEMBERS; VOTING RIGHTS....................................................22
   7.1      Meetings.........................................................22
   7.2      Voting Rights....................................................23
   7.3      Conversion of Class B Common Units...............................23
   7.4      Withdrawal; Resignation..........................................24

ARTICLE 8

   EXCULPATION AND INDEMNIFICATION...........................................25
   8.1      Performance of Duties; No Liability of Member and Officers.......25
   8.2      Competing Activities.............................................25
   8.3      Right to Indemnification.........................................26
   8.4      Advance Payment..................................................26
   8.5      Indemnification of Employees and Agents..........................26
   8.6      Reimbursement of Fees and Expenses...............................26
   8.7      Nonexclusivity of Rights.........................................26
   8.8      Insurance........................................................27
   8.9      Savings Clause...................................................27

ARTICLE 9

   TAXES.....................................................................27
   9.1      Tax Returns......................................................27
   9.2      Tax Matters Partner..............................................27
   9.3      Member Tax Information...........................................27

ARTICLE 10

   BOOKS, REPORTS AND COMPANY COVENANTS......................................28
   10.1     Maintenance of Books.............................................28
   10.2     Financial Statements and Other Information.......................28
   10.3     Inspection of Property...........................................29
   10.4     Regulatory Compliance Cooperation................................29
   10.5     Notice of Developments...........................................30


                                      (ii)
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   10.6     SBA Matters......................................................31
   10.7     Company Funds....................................................31
   10.8     Investments......................................................31

ARTICLE 11

   TRANSFER OF INTERESTS.....................................................32
   11.1     Restrictions.....................................................32
   11.2     General Restrictions on Transfer.................................32
   11.3     Procedure for Transfers..........................................32
   11.4     Prospective Transferees..........................................33
   11.5     Legend...........................................................33
   11.6     Transfer Fees and Expenses.......................................34
   11.7     Limitations......................................................34

ARTICLE 12

   DISSOLUTION AND LIQUIDATION...............................................34
   12.1     Events Causing Dissolution.......................................34
   12.2     Liquidation and Termination......................................35
   12.3     Cancellation of Certificate......................................35

ARTICLE 13

   GENERAL/MISCELLANEOUS PROVISIONS..........................................36
   13.1     Notices..........................................................36
   13.2     Governing Law....................................................36
   13.3     Certificates of Units............................................36
   13.4     Entire Agreement.................................................37
   13.5     Effect of Waiver or Consent......................................37
   13.6     Amendment or Modification........................................37
   13.7     Binding Effect...................................................37
   13.8     Power of Attorney................................................37
   13.9     Indemnification and Reimbursement for Payments on Behalf of
               a Member......................................................38
   13.10    Consent to Jurisdiction..........................................38
   13.11    WAIVER OF JURY TRIAL.............................................39
   13.12    Counterparts.....................................................39
   13.13    Severability.....................................................39
   13.14    Headings.........................................................39
   13.15    Parties in Interest..............................................39
   13.16    Further Assurances...............................................39
   13.17    Specific Performance; Remedies...................................39


                                      (iii)

                              SLEEP INVESTOR L.L.C.

                                LIMITED LIABILITY
                           COMPANY OPERATING AGREEMENT


         This LIMITED LIABILITY COMPANY OPERATING AGREEMENT of Sleep Investor L.L.C. is made as of November 14, 1996, by and among the Company and each of the persons designated as a Member on Schedule A attached hereto, as such may be amended from time to time in accordance with the terms hereof.

         WHEREAS, the Members wish to form a limited liability company pursuant to the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as amended from time to time (the "Act"), by the execution and filing of a Certificate of Formation of the Company (the "Certificate") with the office of the Secretary of State of Delaware by John D. Weber on behalf of CVC, as an authorized person for all purposes of the Act and entering into this Agreement; and

         WHEREAS, it is contemplated that the Members shall make capital contributions to the company in such amounts as are set forth opposite their names on Schedule A attached hereto;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Members hereby agree as follows:

                                    ARTICLE 1

                                     GENERAL

         1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             "Act" has the meaning given that term in the Preamble.

             "Additional Interests" has the meaning set forth in Section 3.4(a).

             "Advisors" has the meaning set forth in Section 6.4.

             "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, and with respect to any individual, such individual's spouse or any person within the first degree of kinship of such individual.

             "Agreement" means this Limited Liability Company Operating Agreement, as it may be further amended from time to time.

             "Bankruptcy" or "Bankrupt" means, with respect to any Member, such Member's making an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding with respect to such Member or any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Member, or a receiver, liquidator, custodian or trustee being appointed for such Member or a substantial part of such Member's assets and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 90 days; or the entry of an order for relief against such Member under Title 11 of the United States Code. A Member shall be deemed Bankrupt if the Bankruptcy of such Member shall have occurred.

                  "Board" has the meaning set forth in Section 6.4.

                  "Book Value" means, with respect to any Company property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)--(g); provided that the Book Value of each asset of the Company shall be adjusted as of the date of this Agreement pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) in a manner determined by the Board such that the aggregate Book Value of the Company's assets (net of the Company's liabilities) as of such date is equal to the aggregate initial Capital Account balances of the Members (immediately after the Members' actual or deemed Capital Contributions pursuant to Section 3.3).

                  "Boyle" means R. Guy Boyle.

                  "Capital Account" has the meaning set forth in Section 4.1.

                  "Capital Contribution" means the aggregate contributions made (or deemed made) by a Member to the Company pursuant to Article 3 (including both Common Capital and Preferred Capital) as of the date in question, as shown opposite such Member's name on Schedule A, as the same may be amended from time to time.

                  "Certificate" has the meaning set forth in the Preamble.

                  "Class A Common Unit" means a Common Unit having the rights and obligations specified with respect to Class A Common Units in this Agreement.

                  "Class A Holder" means each record holder of any portion of a Class A Common Unit.

                  "Class A Member" means each Class A Holder which is a Member.

                  "Class B Common Unit" means a Common Unit having the rights and obligations specified with respect to Class B Common Units in this Agreement.

                  "Class B Holder" means each record holder of any portion of a Class B Common Unit.

                  "Class B Member" means each Class B Holder which is a Member.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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
                  "Common Capital" means, as of any date with respect to a Member, the portion of such Member's Capital Contribution designated as Common Capital opposite such Member's name on Schedule A.

                  "Common Units" means the Units representing a fractional part of the Membership Interests of the Members and having the rights and obligations specified with respect to Common Units in this Agreement.

                  "Company" means Sleep Investor L.L.C.

                  "Company Minimum Gain" has the meaning set forth for "Partnership minimum gain" in Treasury Regulation Section 1.704-2(d).

                  "Consent" means the consent, approval, ratification or affirmative vote of the Members holding more than 50% in aggregate of the Common Units.

                  "Credit Agreement" means the Secured Credit Agreement, dated as of November 14, 1996, between Sleepmaster and First Source Financial LLP, as amended, modified, supplemented or restated, and including any agreement pursuant to which indebtedness thereunder is refinanced, as in effect from time to time.

                  "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

                  "Economic Interest" means a Member's or Economic Owner's share of the Company's net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or otherwise required by the Act.

                  "Economic Owner" means any owner of an Economic Interest who is not a Member. No owner of an Economic Interest which is not a Member shall be deemed a "member" (as that term is used in the Act) of the Company.

                  "Employment Agreements" means those certain Employment Agreements among Sleepmaster, Holdings and each of the Executives, dated as of November 14, 1996.

                  "Entity" means a Person other than a natural person and includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), trusts, joint ventures, limited liability companies, and unincorporated associations.

                  "Executives" means Charles Schweitzer, James Koscica, Michael Reilly and Timothy DuPont, and each shall be referred to individually as an "Executive".

                  "Family Group" means, with respect to a natural person, such individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual's spouse, their respective ancestors and/or descendants (whether natural or adopted).

                  "Fiscal Year" means the twelve-month accounting period ending on the last day of December in each year.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Holdings" means Sleepmaster Holdings L.L.C., a New Jersey limited liability company.

                  "Incapacity" means (a) with respect to a natural person, the Bankruptcy, death, incompetency or insanity of such individual and (b) with respect to any other Person, the Bankruptcy, liquidation, dissolution or termination of such Person.

                  "Investor Subscription Agreement" means the Investor Subscription Agreement among Boyle, CVC and the Company.

                  "Losses" means items of Company loss and deduction determined according to Section 4.2.

                  "Managing Member" has the meaning set forth in Section 6.1.

                  "Member Minimum Gain" has the meaning set forth for "partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i).

                  "Member Nonrecourse Deductions" has the meaning set forth for "partner nonrecourse deductions" in Treasury Regulation Section 1.704-2(i).

                  "Members" means each Person identified on Schedule A hereto as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company. Notwithstanding any provision of this Agreement to the contrary (but subject to Sections 7.2 and 13.6), the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

                  "Membership Interest" means the limited liability company interest of a Member in the Company at any particular time, including such Member's Economic Interest and the right to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

                  "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(i).

                  "Option Agreements" means the Option Agreements expected to be entered into between Holdings and each of the Executives on or about November 14, 1996.

                  "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

                  "PMI" means Pacific Mezzanine Fund, L.P., a Delaware limited partnership.

                  "Preferred Capital" means, as of any date with respect to a Member, the portion of such Member's Capital Contribution designated as Preferred Capital opposite such Member's name on Schedule A.

                  "Preferred Holder" means each record holder of a Preferred
Unit.

                  "Preferred Member" means each Preferred Holder which is a Member.

                  "Preferred Unit" means a Unit representing a fractional part of the Membership Interests of all Members and having the preference rights and other rights and obligations specified with respect to Preferred Units in this Agreement.

                  "Profits" means items of Company income and gain determined according to Section 4.2.

                  "Public Sale" means any sale of equity securities to the public pursuant to an effective registration statement under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule then in force).

                  "Recapitalization Agreement" means that certain
Recapitalization, Redemption and Purchase Agreement, dated as of October 31, 1996, by and among the Company, Holdings and certain other parties thereto.

                  "Restricted Securities" means (a) the Membership Interest or any other interest in the Company held by Member or any of its Affiliates and
(b) any securities issued with respect to, or in exchange for, the securities referred to in clause (a) above in connection with a conversion, combination of shares, recapitalization, merger, consolidation or other reorganization, including in connection with the consummation of any reorganization plan. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (x) been distributed to the public pursuant to a offering registered under the Securities Act or (y) sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar provision then in force) promulgated by the Securities and Exchange Commission under the Securities Act.

                  "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.

                  "SBIC" means a Small Business Investment Company licensed by an SBA under the SBIC Act.

                  "SBIC Act" means the Small Business Investment Act of 1959, as amended.

                  "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified as Title 13 of the Code of Federal Regulations ("13 CFR"), parts 107 and 121.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securityholders Agreement" means the Securityholders Agreement, dated as of November 14, 1996, by and among CVC, PMI, the Company and certain other parties thereto, as such agreement is amended, modified, supplemented or restated from time to time.

                  "Sleepmaster" means Sleepmaster L.L.C., a New Jersey limited liability company and a Subsidiary of Holdings.

                  "Subordinated Notes" means the 12% Senior Subordinated Notes due 2006 issued by Sleepmaster to PMI.

                  "Subscription Agreement" means the Subscription Agreement by and among CVC, PMI and the Company, dated as of the date hereof.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of units of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, limited liability company association or other business entity.

                  "Taxable Year" means the Company's taxable year ending December 31 (or part thereof in the case of the Company's last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Managing Member (if no year is so required by Section 706 of the Code).

                  "Terminated Member" has the meaning set forth in Section 7.4.

                  "Transfer" means any direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition.

                  "Treasury Regulations" shall mean that except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

                  "Unit" means a Membership Interest of a Member in the Company representing a fractional part of the Membership Interests of all Members and shall include Common Units and Preferred Units; provided, that any class of Units issued shall have designations, preferences or special rights set forth in this Agreement and the Membership Interest represented by such class of Units shall be determined in accordance with such designations, preferences or special rights.

                  "Unit Equivalents" means (without duplication with any Units or other Unit Equivalents) rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "Unpaid Preferred Return" means, with respect to a Member, an amount, determined as of the date of any distribution pursuant to Section 5.2, equal to the excess of (i) the amount necessary to give the Member a 12% compounded annual return with respect to his or its Unreturned Preferred Capital over (ii) amounts previously distributed to such Member pursuant to Section 5.2(a)(i).

                  "Unreturned Preferred Capital" means, with respect to each Member, such Member's Preferred Capital reduced by all prior distributions made to such Member by the Company pursuant to Section 5.2(a)(ii).

                  "Warrant" means (i) the warrant expected to be issued by Holdings on or about November 14, 1996 to the Warrantholder entitling the Warrantholder to purchase certain Common Units for the price and on the other terms and conditions set forth therein and (ii) any Warrant issued in full or partial substitution therefor in accordance with the terms thereof.

                  "Warrantholder" means PMI or its designee, and any other Person who subsequently acquires a Warrant pursuant to the terms of the Warrant and the applicable terms of this Agreement.

         1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

                                    ARTICLE 2

                                  ORGANIZATION

         2.1      Formation; Firm Name; Continuation.

                  (a) The Managing Member has caused the Certificate to be prepared, executed and filed with the Secretary of State of the State of Delaware on October 11, 1996, in order to form the Company pursuant to the Act, all of which is hereby authorized and ratified in all respects. The Members hereby continue the existence of the Company under this Agreement and the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the

Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

                  (b) The name and mailing address of each Member of the Company shall be listed on Schedule A attached hereto. The Managing Member shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

                  (c) The Managing Member, as an authorized Person within the meaning of the Act, shall, at any time the Managing Member becomes aware that any statement in the Certificate was false when made, or that any matter described has changed making the Certificate false in any material respect, promptly execute, deliver and file any and all amendments thereto and restatements thereof in accordance with the Act.

                  (d) Under the direction of the Board, the Managing Member shall from time to time take all such actions as may be deemed by him or it to be necessary or appropriate to effectuate and permit the continuation of the Company as a limited liability company under the Act and qualify the Company to act in any other state where the Managing Member deems qualification necessary or desirable; provided, that the Managing Member will cause the Company not to conduct business or engage in any action in any jurisdiction where the liability of the Members is not limited to the same extent as under the Act. The Members shall execute such certificates, documents and instruments and take such other action as may be necessary to enable the Managing Member to fulfill his or its responsibility under this Section 2.1(d).

         2.2 Name. The name of the limited liability company continued by this Agreement is Sleep Investor L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Managing Member.

         2.3 Offices; Agent. The Company shall maintain a registered office in the State of Delaware at c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The Company shall maintain its principal executive office at the offices of the Managing Member set forth on Schedule B hereto. Upon giving notice to all Members, the Managing Member may change the location of the Company's offices and may establish additional offices. The name and address of the Company's registered agent for service of process on the Company in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805 or such other agent as the Managing Member may from time to time designate. Upon giving notice to all Members, the registered office and the mailing address of the Company may each be changed by the Managing Member, in which event the Managing Member shall further comply with Section 18-104 of the Act.

         2.4 Term. The term of the Company shall continue until December 31, 2035 unless sooner terminated in accordance with the provisions of this Agreement or otherwise dissolved pursuant to the laws of the State of Delaware.

         2.5 Purposes. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. Subject to the provisions of this Agreement, the Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

         2.6      Powers of the Company.

                  (a) Power and Authority. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.5, including the power:

                  (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (iii) to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

                  (iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                  (v) to lend money for any proper purpose, to invest and
             reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

                  (vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                  (vii) to appoint employees and agents of the Company and
             define their duties and fix their compensation;

                  (viii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

                  (ix) to cease its activities and cancel its Certificate;

                  (x) to negotiate, enter into, renegotiate, extend, renew,
             terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                  (xi) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                  (xii) to pay, collect, compromise, litigate, arbitrate or
             otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                  (xiii) to make, execute, acknowledge and file any and all
             documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

                  (b) Managing Member. Subject to the provisions of this Agreement and the direction of the Board, (i) the Company, and the Managing Member on behalf of the Company, may enter into and perform any and all documents, agreements and instruments contemplated hereby, all without any further act, vote or approval of any Member and (ii) the Managing Member may authorize any Person (including any Member or officer) to enter into and perform any document on behalf of the Company.

         2.7 Foreign Qualification. The Managing Member shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Managing Member, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Managing Member may and, at the request of the Managing Member or any officer, each Member shall, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.8 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no

Member, Economic Owner, representative or officer shall be a partner or joint venturer of any other Member, Economic Owner, representative or officer, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.


                                    ARTICLE 3

             MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS

         3.1      Members.

                  (a) List of Members; Admission. Subject to the following sentence, the names, residence, business or mailing addresses, Capital Contributions and the Units (both Preferred and Common) of the Members are set forth on Schedule A, as such Schedule shall be amended from time to time in accordance with the terms of this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. Upon (i) his or its execution of this Agreement or counterpart thereof and (ii) receipt (or deemed receipt) of such Person's Capital Contribution as set forth on Schedule A, each Person listed on Schedule A is hereby admitted to the Company as a Member of the Company, with the Membership Interests set forth on Schedule A, as of the date hereof .

                  (b) Loans by Members. No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law or by this Agreement. Any Member may, with the approval of the Board, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.

                  (c) Representations and Warranties of Members. Each Member hereby represents and warrants to and acknowledges with the Company that: (i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring or has acquired interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (v) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound and

(vi) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

         3.2      No Liability of Members.

                  (a) No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member's Capital Contribution to the Company and the other payments provided expressly herein.

                  (b) Distribution. In accordance with the Act a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article 5 hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The provisions of this Agreement and the payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

         3.3 Capital Contributions. Each Member shall be deemed to have made a Capital Contribution to the Company in the amount shown opposite such Member's name on Schedule A hereto. Upon execution of this Agreement each Member shall have the Preferred Capital and the Common Capital and shall be deemed to own the number of Preferred Units and Common Units set forth opposite such Member's name on Schedule A. The Company shall issue certificates to the Members representing the Common Units and the Preferred Units held by each Member.

         3.4      Issuance of Additional Interests; Additional Members.

                  (a) Additional Interests. Subject to Section 11.7 and the Securityholders Agreement, the Board shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be "Additional Interests"): (i) additional Membership Interests or other interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Membership Interests or other interests in the Company; and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests or other interests in the Company. Subject to Section 3.4(b) below, the Board shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions, in liquidation or otherwise) over any other Membership Interests and any required contributions in connection therewith.

                  (b) Admission as a Member. Notwithstanding Section 3.4(a), in order for a Person to be admitted as a Member of the Company, either with respect to an Additional Interest or as a transferee of a Membership Interest:
(i) such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member (including, without limitation, any documents required by Article 11); (ii) Members with a majority of the Common Interests shall Consent to admit such Person as a Member (determined in keeping with Revenue Procedure 95-10); and (iii) the Managing Member or the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect such new Person as a Member; provided, that unless and until each of the conditions (i), (ii) and
(iii) above are met, any transferee of any Membership and any Person who received any Additional Interest shall be an Economic Owner with respect to such Membership Interest and such Membership Interest shall constitute an Economic Interest. Upon satisfaction of clauses (i), (ii) and (iii) above, such Person shall be deemed to have been admitted as a Member and shall be listed as such on the books and records of the Company and thereupon shall be issued his or its Membership Interest, including any Economic Interest that corresponds to and is part of such Membership Interest. If an Additional Interest is issued to an existing Member, the Managing Member or the Secretary of the Company shall amend Schedule A without the further vote, act or consent or any other Person to reflect the issuance of such Additional Interest and, upon the amendment of such Schedule A, such Member shall be issued his or its Additional Interest, including any Economic Interest that corresponds to and is part of such Additional Interest.

                  (c) Rights of a Member. Any substitute Member admitted to the Company pursuant to the requirements of this Section 3.4 shall succeed to all rights and be subject to all the obligations of the transferring or assigning Member with respect to the Membership Interest to which such Member was substituted.

                  (d) CVC Coinvestors. Upon the (i) execution and delivery of the CVC Securities Purchase Agreement by and among CVC and certain of its employees, Affiliates and Affiliates of its employees and (ii) the amendment of Schedule A by the Managing Member, the Persons set forth on Schedule C attached hereto shall become Members of the Company. Subject to clauses (i) and (ii) of the immediately preceding sentence, the Members hereby consent to the admission of the Persons set forth on Schedule C as Members of the Company.


                                    ARTICLE 4

                                CAPITAL ACCOUNTS

         4.1 Establishment and Determination of Capital Accounts. A capital account ("Capital Account") shall be established on the date hereof for each Member on the books of the Company initially reflecting an amount equal to such Member's Capital Contribution pursuant to Section 3.3. Each Member's Capital Account shall be (a) increased by any additional Capital Contributions made by such Member pursuant to the terms of this Agreement and such Member's share of items of income and gain allocated to such Member pursuant to Article 5, (b) decreased by such Member's share of items of loss, deduction and expense allocated to such Member pursuant to Article 5 and any distributions to such Member of cash or the fair market value of any other property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member and (c) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

         4.2 Computation of Amounts. For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article 4 and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

                  (a) The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

                  (b) If, other than in connection with the transactions contemplated by the Recapitalization Agreement, the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section
1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

                  (c) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

                  (d) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                  (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

         4.3 Negative Capital Accounts. No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

         4.4 Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member's Capital Account, and no Member shall have any right (a) to demand the return of such Member's Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Article 12 hereof or (b) to cause a partition of the Company's assets.

                                    ARTICLE 5

                          DISTRIBUTIONS; ALLOCATIONS OF
                               PROFITS AND LOSSES

         5.1 Generally. Subject to the provisions of Section 18-607 of the Act and Section 5.5, the Board shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company's obligations, including the payment of any management or administrative fees and expenses or any other obligations.

         5.2 Distributions. (a) Subject to Section 5.5, distributions to be made on any date shall be made in the following order and priority:

                           (i) First, to the Members in proportion to and to the
                  extent of their Unpaid Preferred Return;

                           (ii) Second, to the Members in proportion to and to
                  the extent of their Unreturned Preferred Capital; and

                           (iii) Third, to the Members in proportion to their
                  Common Units.

                           (b) Notwithstanding Sections 5.1 (but subject to the
Act) or 5.2(a), the Company shall make a distribution to each Preferred Member on November 14, 2008 (the "Scheduled Redemption Date") in an amount equal to the full amount of such Preferred Member's Unpaid Preferred Return and Unreturned Preferred Capital as of the Scheduled Redemption Date; provided, that if the maturity date of the Subordinated Notes has been extended pursuant to an amendment of the Subordinated Notes, the Scheduled Redemption Date shall be extended to the earlier of (i) the twelve month anniversary of the extended maturity date under the Subordinated Notes and (ii) November 14, 2011; provided further, that the Scheduled Redemption shall only be extended one (1) time pursuant to the terms of this Section 5.2(b).

         5.3 Allocation of Profits and Losses. For each Fiscal Year of the Company, after adjusting each Member's Capital Account for all Capital Contributions and distributions during such Fiscal Year and all special allocations pursuant to Section 5.4 with respect to such Fiscal Year, all Profits and Losses (other than Profits and Losses specially allocated pursuant to Section 5.4) shall be allocated to the Members' Capital Accounts in a manner such that, as of the end of such Fiscal Year, the Capital Account of each Member (which may be either a positive or negative balance) shall be equal to (a) the amount which would be distributed to such Member, determined as if the Company were to liquidate all of its assets for the Book Value thereof and distribute the proceeds thereof pursuant to Section 12.2 hereof, minus (b) the sum of (i) such Member's share of Company Minimum Gain (as determined according to Treasury Regulation Sections 1.704-2(d) and (g)(3)) and Member Nonrecourse Debt Minimum Gain (as determined according to Treasury Regulation Section

1.704-2(i)) and (ii) the amount, if any, which such Member is obligated to contribute to the capital of the Company as of the last day of such Fiscal Year.

         5.4 Regulatory and Special Allocations. Notwithstanding the provisions of Section 5.3:

                  (a) If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member's share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) The allocations set forth in paragraphs (a), (b) and (c) above (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

         5.5      Tax Distributions.

                  (a) Notwithstanding Sections 5.1 and 5.2 above, so long as the Managing Member has not determined in good faith that such distribution would be prohibited or create a default or event of default under the Act or any financing agreement to which the Company is subject, then (i) at least ten business days before each date prescribed by the Code for calendar year corporations to pay quarterly installments of estimated tax, the Company shall distribute to the Members an amount of cash equal to the excess of (x) the Quarterly Estimated Tax Amount for the quarter of the Taxable Year with respect to which such distribution is being made over (y) the amount of distributions (if any) previously made pursuant to Section 5.2 during such quarter.; (ii) if the aggregate amount of such distributions with respect to any Taxable Year is less than the Company's Tax Amount for such Taxable Year, the Company shall distribute an amount of cash equal to the balance of such Tax Amount ("Shortfall Distributions"); and (iii) the Company shall use its best efforts to make such Shortfall Distributions at, on or before the date prescribed by the Code (without extensions) for calendar year corporations to file federal income tax returns. If the aggregate amount of such distributions with respect to any Taxable Year exceeds the Company's Tax Amount for such Taxable Year, the Company's obligations to make future distributions to such Member pursuant to this Section 5.5 shall be reduced by the amount of such excess until such excess has been fully deducted from such distributions.

                  (b) The Company's "Tax Amount" for a Taxable Year shall be the federal, state, and local income taxes which would be payable by the Company if the Company were taxed for such Taxable Year at the highest marginal federal, state and local income tax rate applicable to any Member on the Company's taxable income for the Taxable Year (computed as if the Company had elected to carry forward all loss and credit carryovers, taking into account the character of any loss and credit carryforward as a capital or ordinary loss). The amounts in respect of tax withholding on payments to or from the Company for which Members (or owners directly or indirectly of such Members) are credited under applicable tax law shall be credited against payments of the Tax Amount to such Members. The Company's Tax Amount shall be determined initially by the Managing Member on the basis of figures set forth on IRS Form 1065 filed by the Company and the similar state or local forms filed by the Company but shall be subject to subsequent adjustment pursuant to audit, litigation, settlement, amended return, or the like.

                  (c) The Company's "Estimated Tax Amount" for a Taxable Year (or fiscal period) shall be the Company's Tax Amount for such Taxable Year (or fiscal period) as estimated from time to time by the Managing Member. In making such estimate, the Managing Member shall take into account amounts shown on IRS Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and other adjustments as in the reasonable business judgment of the Managing Member are necessary or appropriate to reflect the estimated operations of the Company for the Taxable Year (or Fiscal Period). The Company's "Quarterly Estimated Tax Amount" for any quarter of a Taxable Year shall be the excess of (x) the product of (1) 1/4 in the case of the first quarter of the Taxable Year, 1/2 in the case of the second quarter of the Taxable Year, 3/4 in the case of the third quarter of the Taxable Year and 1 in the case of the fourth quarter of the Taxable Year and (2) the Company's Estimated Tax Amount for such Taxable Year over (y) all prior distributions of Quarterly Estimated Tax Amounts for such Taxable Year.

                  (d) Such portion of the distributions pursuant to Section 5.5(a) as is determined in good faith by the Managing Member to be appropriate, based on the share of the Company's taxable income allocated to Members on account of their ownership of Common Units, shall be distributed to Members holding Common Units, in proportion to their Common Units. Any remaining portion of the distributions pursuant to Section 5.5(a) shall be treated as a distribution pursuant to, and shall be made in accordance with, Section 5.2.

                  (e) Each distribution pursuant to Section 5.5(a) shall be made to the Persons shown on the Company's books and records as Members as of the date of such distribution.

         5.6      Tax Allocations: Code Section 704(c).

                  (a) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and expenses shall be allocated among the Members for tax purposes to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

                  (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution under the remedial allocation method described in Treas. Reg. Section 1.704-3(d).

                  (c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) as provided in the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

                  (d) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

                  (e) Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this
Section 5.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items or distributions pursuant to any provisions of this Agreement.

                                    ARTICLE 6

                            MANAGEMENT OF THE COMPANY

         6.1      Managing Member; Delegation of Authority and Duties.

                  (a) Except as otherwise required by the Act, the business and affairs of the Company shall be managed by a Member (the "Managing Member") who shall at all times be subject to the direction of the Board. CVC is hereby appointed as the initial Managing Member of the Company and, in such capacity, shall manage the Company in accordance with this Agreement. The actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company and no other Member, subject to Section 6.1(b), shall have the ability to bind the Company.

                  (b) Under the direction of the Board the Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company and to take all such actions as he or it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. Subject to the provisions of this Agreement, the Managing Member shall have general and active management of the business and operations of the Company. In addition, the Managing Member shall have such other powers and duties as may be prescribed by the Board or this Agreement. The Managing Member shall have the power and authority to delegate to the Executives or other officers, agents or employees of the Company the Managing Member's rights and powers to manage and control the business and affairs of the Company, as the Managing Member may deem appropriate from time to time. Subject to the limitations set forth herein, the Managing Member or the Board may authorize any Person to enter into and perform under any document on behalf of the Company.

                  (c) The Board shall have the sole authority to remove the Managing Member with or without Cause and to replace the removed Managing Member, and any such removal shall be effective upon the Board's action. If such Managing Member resigns and the business of the Company is continued as provided in Section 12.1(a) hereof, the Board shall have the sole authority to replace the Managing Member. The Board shall have the sole authority to terminate the employment of the Executives in accordance with the terms and conditions of the Employment Agreements, and any such termination shall be effective upon the Board's action.

                  (d) The Managing Member may resign at any time by giving written notice to that effect to the Board. Unless otherwise directed by the Board, any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. The effect of such resignation shall be as set forth in Sections 6.3 and 7.4 below.

         6.2      Status of Managing Member; Eligibility to Serve.

                  (a) Generally. There shall be no "manager" (as that term is used in the Act) of the Company. No Person who is not also a Member may be appointed or serve as the Managing Member. The Managing Member may be an officer of the Company.

                  (b) Remuneration. The Managing Member, in his, her or its capacity as such, shall not be entitled to remuneration for acting in the Company business. This Section 6.2 shall in no way limit the employment of the Executives contemplated by the Employment Agreements or the ownership of Membership Interests by the Executives or any other Managing Member.

         6.3 Resignation or Removal of Managing Member. In the event that the Managing Member resigns or is removed by the Board, upon the resignation or removal becoming effective, the Membership Interest owned by such Managing Member shall be terminated except for the portion thereof that constitutes an Economic Interest (which such Person shall continue to hold), and the former Managing Member shall cease to be a Member and shall instead be an Economic Owner with respect to such Economic Interest and thereafter the former Managing Member shall be deemed a Terminated Member.

         6.4      Board of Advisors.

                  (a) Establishment. There is hereby established a committee (the "Board") comprised of natural persons (the "Advisors") having the authority and duties set forth in this Agreement. Any decisions to be made by the Board shall require the approval of a majority of the Advisors.

                  (b) Number of Advisors; Term of Office. The business and affairs of the Company shall be managed by or under the direction of the Board. The authorized number of Advisors shall initially be three (3). The Advisors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of Members and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

                  (i) A majority vote of the Members may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Advisor and fill the vacancy; provided that whenever any Advisor shall have been elected by a particular Member or Members pursuant to the Securityholders Agreement, such Advisor may be removed and the vacancy filled only by the Members entitled to designate such Advisor as set forth in the Securityholders Agreement. Vacancies caused by any such removal and not filled by the Members at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Advisor or for any other reason, and any newly created advisorship resulting from any increase in the authorized number of Advisors (and not filled by the Members entitled to designate such Advisor as set forth in the Securityholders Agreement), may be filled by the affirmative vote of a majority of the Advisors then in office, although less than a quorum, and any Advisor so elected to fill any such vacancy or newly created advisorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal; provided, that such Advisor can be removed and replaced by the Members which have the right to designate such Advisor pursuant to the Securityholders Agreement.

                  (ii) When one or more Advisors shall resign effective at a future date, such vacancy may be filled only by the Members entitled to designate such Advisor as set forth in the Securityholders Agreement. Vacancies caused by any such resignation and not filled by the Members entitled to designate such Advisor, may be filled by the affirmative vote of a majority of the Advisors then in office, including those who are so resigning, the vote thereon to take effect when such resignation or resignations shall become effective, and each Advisor so chosen shall hold office as herein provided in connection with the filling of other vacancies; provided, that such Advisor can be removed and replaced by the Members which have the right to designate such Advisor pursuant to the Securityholders Agreement.

                  (iii) An Advisor may resign at any time by giving written notice to that effect to the Board. Unless otherwise directed by the Board, any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

                  (c) Meetings of the Board. The Board shall meet at such time and at such place as the Board may designate; provided, that the Board shall meet not less than four (4) times in any twelve (12) month period. Special meetings of the Board shall be held on the call of any Advisor or the Managing Member upon at least four (4) days' (if the meeting is to be held in person) or two (2) days' (if the meeting is to be held by telephone communications) oral or written notice to the Advisors, or upon such shorter notice as may be approved by the Advisors. Any Advisor may waive such notice as to himself or herself. A record shall be maintained of meetings of the Board.

                  (i) Conduct of Meetings. Any meeting of the Advisors may be held in person or telephonically.

                  (ii) Quorum. A majority of the Advisors who are then in office shall constitute a quorum of the Board for purposes of conducting business.

                  (iii) Unanimous Written Consent. Unless otherwise prohibited by law, any action to be taken at any meeting of the Board, or by any committee thereof, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing and the writing(s) are filed with the minutes of the proceedings of the board or committee.

         6.5      Officers.

                  (a) Appointment of Officers. There shall be two senior officers of the Company as follows (i) Chief Executive Officer and President and
(ii) Executive Vice President and Chief Financial Officer. Except as otherwise provided in this Agreement, the Managing Member may appoint other officers at any time.

                  (b) Removal, Resignation and Filling of Vacancy of Officers. The Board may remove any officer of the Company with or without cause at any time. Any officer may resign at any time by giving written notice to the Managing Member and the Board. Unless otherwise directed by the Board, any such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. In the event that an officer resigns or is removed by the Board, upon the resignation or removal becoming effective, the Membership Interest, if any, owned by such officer shall be terminated except for the portion thereof that constitutes an Economic Interest (which such Person shall continue to hold subject to the provisions of the Employment Agreement), and if the former officer is a Member, he shall cease to be a Member and shall instead be an Economic Owner with respect to such Economic Interest and thereafter the former officer shall be deemed a Terminated Member.

                  (c) Salaries of Officers. The officers of the Company shall not be entitled to receive compensation from the Company.

                  (d) Duties of Officers Generally. The officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware.

                  (e) Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The Chief Financial Officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managing Member. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer or the Managing Member.


                                    ARTICLE 7

                             MEMBERS; VOTING RIGHTS

         7.1 Meetings. Meetings of Members may be held from time to time as called by the Managing Member or by a Member holding not less than 20% of the outstanding Units of any class or series of Units, upon (10) ten days' written notice (such notice may be waived by a Member in writing or by so indicating at such meeting) if action of the Members is required to be taken pursuant to the terms of this Agreement. The Managing Member may, or may appoint another Member to, (and at least one Member shall), preside at meetings of Members. A record shall be maintained of meetings of the Members.

                  (a) Any meeting of the Members may be held in person or telephonically. Except as otherwise provided herein or by applicable law, a majority of the Class A Common Units, represented in person or by proxy, shall constitute a quorum of Members for purposes of conducting business.

                  (b) Unless otherwise prohibited by law, any action to be taken at a meeting of the Members may be taken without a meeting if a consent of the Members in writing, setting forth the action so taken, shall be signed by such of the Members as shall be required to authorize, approve, ratify or otherwise consent to such action under the Act and this Agreement; provided, however that any such action approved by less than unanimous written consent of the Members shall not be effective until ten (10) days after notice of such action shall have been provided to Members entitled to vote who have not consented in writing.

         7.2 Voting Rights. Except as specifically provided herein or otherwise required by applicable law (i) the Class A Members shall be entitled to one vote per Class A Common Unit held by such Class A Member. Except as specifically provided herein or otherwise required by applicable law, the Class B Members and the Preferred Members shall have no right to vote on any matters to be voted on by the Members of the Company; provided, that the Class B Members shall have the right to vote as a separate class on any merger or consolidation of the Company with or into another entity or entities, or any recapitalization or reorganization, in which the Class B Common Units (x) would receive or be exchanged for consideration different on a per Common Unit basis from consideration received with respect to or in exchange for the Class A Common Units or (y) would otherwise be treated differently from the Class A Common Units in connection with such transaction, except that the Class B Common Units without such a separate class vote, may receive or be exchanged for nonvoting securities (except as otherwise required by law) which are otherwise identical on a per unit basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common Units so long as (A) such nonvoting securities are convertible into such voting securities on the same terms as the Class B Common Units are convertible into Class A Common Units, and
(B) all other consideration is equal on a per Common Unit basis.

         7.3      Conversion of Class B Common Units.

                  (a) Each Class B Member shall be entitled at any time to convert any or all of the outstanding Class B Common Units held by such Class B Member into the same number of Class A Common Units. A Class B Holder or Class B Holders holding a majority of the Class B Common Units can cause a conversion of 100% of the Class B Common Units into the same number of Class A Common Units.

                  (b) Each conversion of Class B Common Units into Class A Common Units shall be effected by written notice by such Class B Member to the Company at its principal office stating that such Class B Member desires to convert its Class B Common Units into Class A Common Units. Each conversion of Class B Common Units shall be deemed to have been effected as of the close of business on the date on which such notice has been received, and at such time such Class B Common Units shall be deemed to have been cancelled and converted into Class A Common Units, and at such time the Class A Common Units issuable upon such conversion shall be deemed to be issued. At such time, the Company shall promptly provide written notice to all Members of such conversion.

                  (c) The conversion of Class B Common Units into Class A Common Units will be made without charge to the Class B Members electing conversion of any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Class A Common Units.

                  (d) All Class A Common Units issuable upon any conversion of Class B Common Units shall, when issued, be duly and validly issued, and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Class A Common Units may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Class A Common Units may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

                  (e) The Company shall not close its books against the transfer of Class B Common Units or Class A Common Units in any manner which would interfere with the timely conversion of Class B Common Units. The Company shall assist and cooperate with any Class B Holders required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B Common Units hereunder (including, without limitation, making any filings required to be made by the Company).

         7.4      Withdrawal; Resignation.

                  (a) Generally. Any Member may resign as a "member" (as that term is used in the Act) of the Company by written notice to that effect to the Company, and any such resignation shall be effective at the time such notice is given or at such later effective time as may be specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. A Member shall automatically cease to be a Member as a result of his or its Incapacity. Upon any such resignation or Incapacity of a Member, such Member becomes a "Terminated Member." Any Member who is an employee or an officer of the Company or any of its Subsidiaries (including any Executive) and whose employment with the Company or any of its Subsidiaries is terminated for any reason shall be deemed a Terminated Member.

                  (b) Share of a Terminated Member. In the event that a Member becomes a Terminated Member, the Membership Interest owned by the Terminated Member shall be terminated except for the portion thereof which constitutes an Economic Interest (which such Person shall continue to hold), and such Terminated Member (or his estate) shall retain such Terminated Member's Units and Capital Account as adjusted pursuant to the terms hereof, shall be deemed an Economic Owner only with respect to such Units and Capital Account hereunder and shall receive allocations and distributions pursuant to Articles 5 and 12 as if still a Member.

                  (c) Effect of Termination. Except as provided in Section 12.1(a), the withdrawal or Incapacity or other termination of a Member shall not affect the existence of the Company, and the remaining Members shall continue the business of the Company under the terms of this Agreement. Thereafter, the Terminated Member shall no longer be a Member for purposes of this Agreement and shall have no rights, except as otherwise provided herein and shall not be entitled to participate in any Company decision or determination (including, without limitation, voting or consent rights with respect to amendments to this Agreement or otherwise, except as provided herein), and the successors and assigns of a Terminated Member will acquire only such Terminated Member's Economic Interest as an Economic Owner.

                                    ARTICLE 8

                         EXCULPATION AND INDEMNIFICATION

         8.1 Performance of Duties; No Liability of Member and Officers. No Member (including the Managing Member) shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements. No Member (including the Managing Member), Advisor or officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member (including the Managing Member), Advisor or officer in question. In performing such Person's duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more officers or employees of the Company; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, the Managing Member, the Board or any committee of the Board; or any other Person who has been selected with reasonable care by or on behalf of the Company, the Managing Member, the Board or any committee of the Board in each case as to matters which such relying Person reasonably believes to be within such other Person's competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the Act. No Member (including the Managing Member), Advisor or officer of the Company shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Advisor or officer of the Company or any combination of the foregoing.

         8.2 Competing Activities. Except as set forth herein and in the Employment Agreements or as may otherwise be agreed in writing and subject to the By-Laws of Serta, Inc.: (a) the Members, Advisors and the officers, directors, security holders, partners, members, managers, agents, employees and Affiliates of each of them, may engage or invest in, own and/or manage, independently or with others, any business activity of any type or description, including without limitation those that might be in direct or indirect competition with the Company; (b) neither the Company nor any Member shall have any right in or to any of such other ventures or activities or to the income or proceeds derived therefrom; (c) neither the Members nor the Advisors, officers, directors, securityholders, partners, members, managers, agents, employees or Affiliates of any of them shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken advantage of by the Company; and (d) the Members, Advisors and the officers, directors, securityholders, partners, members, managers, agents, employees and Affiliates of each of them shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company.

         8.3 Right to Indemnification. Subject to the limitations and conditions as provided in this Article 8, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, Advisor or officer shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this
Article 8 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder; provided, that such Person shall be entitled to indemnification hereunder only if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interest of the Company. The rights granted pursuant to this
Article 8 shall be deemed contract rights, and no amendment, modification or repeal of this Article 8 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.

         8.4 Advance Payment. The right to indemnification conferred in this
Article 8 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 8.3 who was, is or is threatened to be, made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under Article 8 and a written undertaking (acceptable to the Board), by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 8 or otherwise.

         8.5 Indemnification of Employees and Agents. The Company, at the direction of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections 8.3 and 8.4.

         8.6 Reimbursement of Fees and Expenses. The Company shall bear all of the out-of-pocket expenses, including attorneys' and accountants' fees and expenses, incurred in connection with the organization of the Company and the operation and maintenance of the Company and its assets and business. The Company shall reimburse the Members for all fees and expenses borne by them on behalf of the Company in connection with the Company and its business.

         8.7 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 8 shall not be exclusive of any other right that a Member, Advisor, officer or other Person indemnified pursuant to this Article 8 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

         8.8 Insurance. The Company may, but is not obligated to, purchase and maintain insurance, at its expense, to protect itself and any Member, Advisor, officer, employee or agent of the Company who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, Advisor, or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this
Article 8.

         8.9 Savings Clause. If this Article 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article 8 as to costs, charges and expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                    ARTICLE 9

                                      TAXES

         9.1 Tax Returns. The Company shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, and shall make any elections the Managing Member may deem appropriate and in the best interests of the Members. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

         9.2 Tax Matters Partner. The Chief Financial Officer shall be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code (the "Tax Matters Member") if such officer is then a Member, otherwise the Managing Member shall be the Tax Matters Member. The Tax Matters Member shall take such action as may be necessary to cause CVC to become a "notice partner" within the meaning of section 6223 of the Code. The Tax Matters Member is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Board deems necessary or advisable.

         9.3 Member Tax Information. Within ninety (90) days after the end of each Taxable Year, the Managing Member or officers will cause to be delivered to each Person who was a Member or Economic Owner at any time during such Taxable Year a Form K-1 or such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's or Economic Owner's federal, state and local income tax returns. Any deficiency for taxes imposed on any Member or Economic Owner (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Member or Economic Owner, and if paid by the Company, shall be recoverable from such Member or Economic Owner pursuant to Section 13.8.

                                   ARTICLE 10

                      BOOKS, REPORTS AND COMPANY COVENANTS

                  10.1 Maintenance of Books. The Company shall keep books and records of accounts in accordance with GAAP and shall keep minutes of the proceedings of its Members and each committee. The Fiscal Year shall be the accounting year of the Company for financial reporting purposes.

                  10.2 Financial Statements and Other Information. The Company shall, upon the request of any Member who holds more than 5% of the outstanding Common Units, deliver to such Member:

                  (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each Fiscal Year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the Fiscal Year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding Fiscal Year, and all such statements shall be prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an officer's certificate;

                  (b) within 45 days after the end of each quarterly accounting period in each Fiscal Year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding Fiscal Year, and all such statements shall be prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an officer's certificate;

                  (c) within 90 days after the end of each Fiscal Year, audited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, and audited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case comparisons to the annual budget and to the preceding Fiscal Year, all prepared in accordance with GAAP, consistently applied, and accompanied by (i) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (ii) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (iii) a copy of such firm's annual management letter to the Board;

                  (d) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (e) at least 30 days prior to the end of each Fiscal Year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for the following Fiscal Year (displaying anticipated statements of income and cash flows and balance sheets), and following preparation thereof quarterly revisions of such budget and any other significant budgets prepared by the Company or its Subsidiaries, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an officer's certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto; and

                  (f) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Article 10 may reasonably request.

                  10.3 Inspection of Property. The Company shall permit any Member, upon written demand under oath stating a purpose therefor reasonably related to its interest as a Member, during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

                  10.4     Regulatory Compliance Cooperation.

                  (a) Regulatory Violation. In the event that CVC or any of its Affiliates determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by CVC in order (i) to effectuate and facilitate any Transfer by CVC of any securities of the Company then held by CVC to any Person designated by CVC (ii) to permit CVC (or any of its Affiliates) to exchange all or a portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by CVC in light of regulatory considerations then prevailing, and (iii) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for in the Securityholders Agreement and with respect to CVC's ownership of the Common and Preferred Units. Such actions may include, but shall not necessarily be limited to entering into such additional agreements, adopting such amendments to this Agreement and taking such additional actions as are reasonably requested by CVC in order to effectuate the intent of the foregoing. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or CVC believes that there is a substantial risk of such assertion) that CVC is not entitled to hold, or exercise any significant right with respect to, the Common and Preferred Units.

                  (b) Use of Proceeds. The Company hereby agrees that: (i) the Company will provide CVC with a written summary certified by the Company's President or Chief Financial Officer describing in reasonable detail the Company's use of the proceeds received pursuant to the transactions contemplated by the Recapitalization Agreement (including the intended use of any such unused proceeds as of the date of such summary) (A) within 75 days of the date hereof, and (B) at the end of each month thereafter until all of the proceeds received hereunder have been used by the Company and its Subsidiaries, and (ii) the Company will repurchase, subject to the Act, at the request of CVC the Membership Interest held by CVC for an amount equal to the purchase price thereof (plus any accrued interest or dividends thereon), payable in immediately available funds, in the event that CVC determines in its reasonable good faith judgment that a Regulatory Violation (as defined below) occurred. In the event of such repurchase, the Company shall pay for such Membership Interest by a cashier's check, certified check or wire transfer within 30 days after the Company's receipt of the repurchase request, and upon such payment, CVC shall deliver the certificates evidencing the securities being repurchased.

                  For purposes of this Agreement, "Regulatory Violation" means
(a) a diversion of the proceeds from the transactions contemplated by the Recapitalization Agreement described on the use of proceeds statement delivered by the Company on the date hereof, if such diversion was effected without obtaining the prior written consent of CVC (which consent may be withheld in CVC's sole discretion) or (b) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one year after the date hereof.

                  (c) Number of Class A Members. As long as CVC holds any Membership Interest, the Company shall notify CVC (a) at least 15 days prior to taking any action after which the number of Class A Members would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of Class A Members was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

                  (d) Economic Impact Information. Promptly after the end of each Fiscal Year (but in any event prior to February 28 of each year) the Company shall deliver to CVC a written assessment of the economic impact of CVC's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports.

                  10.5 Notice of Developments. The Company will give prompt written notice to CVC of any material adverse development causing a breach of any of the above representations and warranties. No disclosure by the Company pursuant to this Section 10.5, however, shall prevent or cure any misrepresentation, breach of warranty, or breach of contract.

                  10.6 SBA Matters.

                  (a) Use of Proceeds. The Company, together with its "affiliates" (as that term is defined in 13 CFR, Section 121.401), is a "small business concern" within the meaning of the SBIC regulations, including 13 CFR
Section 121.802. The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Section A of Form 1031 is accurate and complete. Copies of such forms shall have been completed by the Company and delivered to CVC at the Closing. Neither the Company nor any Subsidiary presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the transactions contemplated by the Recapitalization Agreement for any purpose, for which an SBIC is prohibited from providing funds by SBIC regulations, including 13 CFR Section 107.804 and Section 107.901.

                  (b) SBA Forms. The Company shall have delivered to CVC prior to the date hereof:

                      (i) duly completed and executed SBA Forms 480, 652 and Part A of 1031;

                      (ii) a business plan showing the Company's financial projections (including balance sheets and income and cash flow statements) for the period ending December 31, 2001;

                      (iii) a written statement from the Company regarding its intended use of the proceeds of the transactions contemplated by the Recapitalization Agreement; and

                      (iv) a list, after giving effect to the transactions contemplated by this Agreement, of (a) the name of each of the Company's Advisors, (b) the name and title of each of the Company's officers, and (c) the name of each of the Company's Members setting forth the number and class of Membership Interests held as of the date hereof.

                  10.7 Company Funds. The Company may not commingle the Company's funds with the funds of any Member or the funds of any Affiliate of any Member.

                  10.8 Investments. The Company was formed to invest in and supervise the operation and management of Holdings and its Subsidiaries. As of the date hereof, the Company does not own any significant assets other than (i) the membership interests in Holdings and Sleepmaster and (ii) the Junior Subordinated Notes issued by Holdings pursuant to the Recapitalization Agreement. The Company will not directly or indirectly, make or own any Investment (as defined in the Securities Purchase Agreement by and among PMI, Sleepmaster and Holdings dated as of the date hereof) in any person other than Holdings and its Affiliates.

                                   ARTICLE 11

                              TRANSFER OF INTERESTS

         11.1 Restrictions. Each Member acknowledges that he shall not Transfer any interest in the Company except in accordance with the provisions of this
Article 11, the Securityholders Agreement and the Employment Agreements. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Company will not record any such transfer on its books or treat any purported transferee as the owner of such interests for any purpose. As used in this Article 11, references to a Transfer of an "interest" shall mean any Transfer of any Membership Interest or other Economic Interest or any interest in any portion of a Membership Interest or Economic Interest.

         11.2 General Restrictions on Transfer.

              (a) Notwithstanding anything to the contrary in this Agreement, no transferee of any interest received pursuant to a Transfer (but excluding transferees that were Members immediately prior to such a Transfer, who shall automatically become Members with respect to any additional interests they so acquire) shall become a Member in respect of the interest so transferred unless a Person is admitted as a Member as set forth in Section 3.4(b).

              (b) No Transfer of a Membership Interest in the Company or any portion thereof shall be effective unless and until (i) written notice (including the name and address of the purchaser or donee and the date of such Transfer) has been provided to the Company and the non-transferring Member(s) and (ii) the transferee executes a form of this Agreement or an amendment hereto in form and substance reasonably satisfactory to the Board. No transferee of a Member's Membership Interest (or any interest therein) may further Transfer such interest without complying with the provisions of this Article 11.

              (c) Following a Transfer of an interest that is permitted under this Article 11, the transferee of such interest shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such interest, shall succeed to the Capital Account associated with such interest and shall receive allocations and distributions under Articles 5 and 12 in respect of such interest as if such transferee were a Member.

              (d) Any Member who Transfers all of his interest in the Company shall (i) cease to be a Member upon such Transfer, (ii) shall no longer possess or have the power to exercise any rights or powers of a Member of the Company and (iii) shall be deemed a Terminated Member.

         11.3 Procedure for Transfers. Subject in all events to the general restrictions on transfers contained in Sections 11.1 and 11.2 and in the Securityholders Agreement, a Person may Transfer all or any part of its Economic Interest in the Company in accordance with this Section 11.3.

              (a) No Transfer may be completed until the prospective transferee executes and delivers to the Company and the other Members an agreement to be bound by this Agreement in form and substance reasonably acceptable to the Board. In addition, the Board may require the transferor and the transferee to execute, acknowledge and deliver to the Company, for the benefit of the remaining Members, such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the Board may deem necessary or desirable to:

                  (i) ensure that such transferee will become an Economic Owner;

                  (ii) preserve the Company after the completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company is qualified, organized or does business;

                  (iii) maintain the status of the Company as a partnership for federal income tax purposes; and

                  (iv) assure compliance with any applicable state and federal laws including securities laws and regulations.

Each Member agrees that, if it is a transferor, upon request of the Board it shall indemnify the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any Transfer or purported Transfer in violation of this Section 11.

              (b) In connection with the Transfer of any Restricted Securities, the holder thereof will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer. In addition, if the holder of such Restricted Securities delivers to the Company an opinion of such counsel that no subsequent Transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver new certificates or instruments, as the case may be, for such Restricted Securities which do not bear the restrictive legend relating to the Securities Act as set forth below. If the Company is not required to deliver new certificates or instruments, as the case may be, for such Restricted Securities not bearing such legend, the holder thereof will not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 11.3.

         11.4 Prospective Transferees. Subject to the terms of this Agreement and the Securityholders Agreement, the Company, the Managing Member and each Executive agree to cooperate, as may reasonably be requested, in order to provide any information and access to any information to any prospective transferee in connection with a proposed Transfer.

         11.5 Legend. The certificates representing the Units will bear the following legend:

                  "THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF NOVEMBER 14, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE

                  TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY OPERATING AGREEMENT, GOVERNING THE ISSUER (THE "COMPANY") AND BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         11.6 Transfer Fees and Expenses. The transferor and transferee of any Membership Interest or Economic Interest shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

         11.7 Limitations.

              (a) Notwithstanding anything to the contrary in this Agreement, no Unit or Economic Interest may be transferred if such transfer would result in the Company having more than 100 "beneficial owners" as defined and determined by the Investment Company Act of 1940, as amended from time to time.

              (b) In order to permit the Company to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or Economic Interest shall be permitted or recognized by the Company or the Managing Member (within the meaning of Treas. Reg. Section 1.7704-1(d)) if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treas. Reg. Section 1.7704-1(h), including the look-through rule in Treas. Reg. Section 1.7704-1(h)(3)).


                                   ARTICLE 12

                           DISSOLUTION AND LIQUIDATION

         12.1 Events Causing Dissolution.

              (a) The Company shall continue in full force and effect until the expiration of the term set forth in Section 2.4, except that the Company shall be dissolved prior thereto upon the happening of any of the following events or by operation of law:

                  (i) the Company shall be dissolved upon the occurrence of any of the events specified in Section 18-801 of the Act, including, without limitation, (A) the written consent of all Members; (B) the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company, unless after the occurrence of such event, there are at least two remaining Members and the business of the Company is continued by the consent of a majority in interest of the remaining Members (determined pursuant to Rev. Proc. 94-46) within 90 days following the occurrence of the event; or (C) the entry of a decree of judicial dissolution under Section 18-802 of the Act; and

                  (ii) any event which shall make it unlawful for the existence of the Company to be continued.

              (b) In the event of a Bankruptcy of a Member that does not cause the Company to dissolve as provided in subsection (a), such Member shall cease to be a Member for all purposes hereunder unless upon the Consent of the Members, such Bankrupt Member is permitted to remain a Member hereunder.

         12.2 Liquidation and Termination. On dissolution of the Company, the Managing Member or such other or additional Member or Members as designated by the Board shall act as liquidator(s). The liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator(s) shall continue to operate the Company properties with all of the power and authority of Managing Member and Members, subject to the power of the Board to remove and replace such liquidator(s). The steps to be accomplished by the liquidator(s) are as follows:

              (a) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

              (b) The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

              (c) All remaining assets of the Company shall be distributed to the Members in accordance with Section 5.2(a) hereof by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

The liquidator(s) shall cause only cash and securities to be distributed in any liquidation. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

              12.3 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation of the Company pursuant to Section 18-203 of the Act and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE 13

                        GENERAL/MISCELLANEOUS PROVISIONS

         13.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person who receives it. All notices, requests and consents to be sent to a Member must be sent to or made at the address (or facsimile number) given for that Member on Schedule A, or such other address (or facsimile number) as that Member may specify by notice to the other Members. Any notice, request or consent to the Company or the Managing Member must be given to the Managing Member or, if appointed, the Secretary of the Company at the Company's chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         13.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         13.3 Certificates of Units.

              (a) Every holder of Units in the Company shall be entitled to have a certificate, signed by, or in the name of the Company, by any two of: (i) the Managing Member, (ii) the president of the Company and (iii) the vice-president of the Company, certifying the number of Units owned by such holder in the Company. In case the Managing Member or any officer(s) who have signed any such certificate(s) shall cease to be Managing Member or officer(s) of the Company whether because of death, resignation or otherwise before such certificate(s) have been delivered by the Company, such certificate(s) may nevertheless be issued and delivered as though the Person or Persons who signed such certificate(s) had not ceased to hold such position. All certificates for Units shall be consecutively numbered or otherwise identified. The name of the Person to whom the Units represented thereby are issued, with the number of Units and date of issue, shall be entered on the books of the Company. Units of the Company shall only be transferred on the books of the Company by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Company of the certificate(s) for such Units endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. In that event, it shall be the duty of the Company to issue a new certificate to the Person entitled thereto, cancel the old certificate(s), and record the transaction on its books. The Board may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Company.

              (b) The Board may direct a new certificate(s) to be issued in place of any certificate(s) previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate(s), the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s), or his or her legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

         13.4 Entire Agreement. This Agreement, the Securityholders Agreement, the Subscription Agreement, the Investor Subscription Agreement and that certain letter agreement between CVC and PMI, each dated as of the date hereof, constitute the entire agreement of the parties thereto relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

         13.5 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         13.6 Amendment or Modification. This Agreement and any provision hereof may be amended or modified from time to time only by the prior approval of the holders of no less than 85% of the Class A Common Units and the Class B Common Units voting together as a single class.

         13.7 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

         13.8 Power of Attorney. Each Member hereby irrevocably constitutes and appoints the Managing Member his or its true and lawful attorney-in-fact and agent with full power and authority to act in his name, place and stead to execute, acknowledge, swear to, deliver, file, record and publish any document required to be filed on behalf of the Company:

              (a) to qualify or continue the Company as a limited liability company;

              (b) to accomplish the purposes and carry out the powers of the Company as set forth in this Agreement;

              (c) to effect the dissolution, winding up and termination of the Company; or

              (d) to effect transfers, admissions, withdrawals and substitution of Members as specifically provided under the terms of this Agreement, including any amendment to Schedule A necessary to reflect the same.

No person shall take any action as an attorney-in-fact of any Member which would in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement. This power of attorney is coupled with an interest and shall be irrevocable and shall not be affected by the subsequent disability or incapacity of the principal.

         13.9 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed with respect to any issuance of Units or other interests to a Member or any payments to a Member, federal withholding taxes with respect to foreign Persons, state personal property taxes, state unincorporated business taxes, etc.), then such Member (the "Indemnifying Member") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments). The amount to be indemnified shall be charged against the Capital Account of the Indemnifying Member, and, at the option of the Board, either:

              (i) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Member's Capital Account but shall not be treated as a Capital Contribution), or

              (ii) the Company shall reduce distributions that would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Indemnifying Member's Capital Account).

An Indemnifying Member's obligation to make contributions to the Company under this Section 13.9 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 13.9, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Indemnifying Member under this
Section 13.9, including instituting a lawsuit to collect such contribution with interest calculated at prime rate plus five percentage points per annum (but not in excess of the highest rate per annum permitted by law).

         13.10 Consent to Jurisdiction. Each Member irrevocably submits to the jurisdiction of any state or federal court sitting in New York, New York or the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Member's respective address set forth on Schedule A shall be effective service of process in any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court sitting in New York, New York or the State of Delaware, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

         13.11 WAIVER OF JURY TRIAL. EACH MEMBER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION WHICH ARISES OUT OF, OR WHICH IS RELATED TO, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         13.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

         13.13 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein
(a) are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid or (b) would cause any Member to be bound by the obligations of the Company under the laws of any state or locale as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

         13.14 Headings. All section headings or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

         13.15 Parties in Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any third party including, but not limited to, any creditor of the Company.

         13.16 Further Assurances. The Members will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

         13.17 Specific Performance; Remedies. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement. No remedy conferred upon or reserved to the Company or any Member by this Agreement is intended to be exclusive of any other remedy. Each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Company or any Member hereunder or now or hereafter existing at law or in equity or by statute.

                                  *  *  *  *  *

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.


                                   SLEEP INVESTOR L.L.C.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Managing Member


                                   PMI MEZZANINE FUND, L.P.
                                   By: Pacific Mezzanine Investors, L.L.C., its
                                   General Partner


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   CITICORP VENTURE CAPITAL, LTD.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   R. GUY BOYLE


                                   ---------------------------------------------

                                                                      SCHEDULE A


                              SLEEP INVESTOR L.L.C.


                                                                                                      No. of       No. of
                                                                                          No. of      Class A      Class B
                                   Capital            Preferred          Common         Preferred     Common       Common
    Member and Address          Contribution           Capital           Capital          Units        Units        Units
    ------------------          ------------          ---------          -------        ---------     -------      -------
Citicorp Venture             $   10,850,440.69   $   10,200,000.00   $   650,440.69      7,285.70        999         4060
Capital, Ltd.
14th Floor
399 Park Avenue
New York, NY 10043

PMI Mezzanine                $    2,128,571.00   $    2,000,000.00   $   128,571.00      1,428.56      1,000         --
Fund, L.P.
610 Newport Center
Drive, Suite 1100
Newport Beach, CA 92660

R. Guy Boyle                 $        5,271.41             --        $     5,271.41       --              41         --
259 Robin Drive
Sarasota, Florida 34228

    TOTAL                    $   12,984,283.10   $   12,200,000.00   $   784,283.10      8,714.26      2,040         4060

                                                                      SCHEDULE B


                                 Managing Member

c/o     Citicorp Venture Capital, Ltd.
        399 Park Avenue
        14th Floor
        New York, New York 10043

                                                                      SCHEDULE C


                                 CVC Coinvestors


Alchemy, L.P.
Richard Cashin
[63BR PARTNERSHIP]
Charles E. Corpening
Michael A. Delaney
Noelle C. Doumar
David Y. Howe
Byron L. Knief
Richard Mayberry
M. Saleem Muqaddam
Joseph Silvestri
David F. Thomas
James Urry
John D. Weber


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